Exhibit 10.20


                 SECOND AMENDMENT TO MASTER FACTORING AGREEMENT

This Second Amendment to that Master Factoring Agreement dated February 15th, 2005 between Rockland Credit Finance, LLC ("Rockland") and Plangraphics, Inc. ("Plangraphics") is entered into this 26th day of November, 2008 ("Effective Date").

                                    RECITALS


Whereas, the parties entered into the Master Factoring Agreement as amended by that fully executed First Amendment dated January 9, 2006 ("First Amendment") and by further Addendum dated March 6, 2006 (collectively, the "MFA") which is effective and in full force, and

Whereas, the parties wish to extend the term of the MFA and modify certain other terms and conditions therein.

Therefore, for valuable consideration the sufficiency of which is hereby affirmed, the parties, wishing to be legally bound, agree to the following terms and conditions.

     1.   From the Effective Date hereof and thereafter,
          a. Section 2.4 of the MFA as amended by Section 1(b) of the First Amendment (the Guaranteed Monthly Volume) and as further agreed from time to time by the parties, is hereby stricken and of no further force of effect.
     2. Notwithstanding anything to the contrary contained in Section 8.1 of the Master Factoring Agreement as amended by Section 2 of the First Amendment and as further agreed from time to time by the parties, the Term of the MFA is hereby extended to September 30, 2009, all other terms and conditions of Section 8.1 of the Agreement remaining unchanged.
     3. The terms of this Amendment are incorporated in the MFA by cross-reference. A default or breach of any term hereunder by you or your failure to timely and properly observe, keep or perform any term, covenant, agreement or condition hereunder shall be a default under the MFA as previously amended.
     4. This Amendment and the MFA contain the entire agreement of the parties hereto with respect to the matters contemplated hereby, and supercede any and all other agreements, statements, or promises made by any party, or by any employee, officer, agent, attorney of any party hereto, that are not contained herein.
     5. Plangraphics specifically intends that this Amendment constitutes and instrument under Seal.
     6. All capitalized terms not otherwise defined herein shall have their meaning pursuant to the MFA.
     7. No modification or waiver of any provision of this Amendment or the MFA shall be effective unless and until it is in writing and then such waiver shall only be effective for specific instance and for the purpose for which it is given. 8. All other terms and conditions in the MFA not otherwise modified herein shal l remain in full force and effect.

The parties, by their signature below, hereby execute their agreement to the foregoing terms and conditions.

Rockland Credit Finance, LLC                    Plangraphics, Inc.

By:  /S/ John Fox                               By: /S/ John C Antenucci

Name: John Fox                                  Name: John C. Antenucci

Title:  C.E.O.                                  Title: Pres & CEO

Re: Second Amendment to MFA (Plangraphics)